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                                                                    Exhibit 4.12

                         UNION ELECTRIC CAPITAL TRUST I
                                 TRUST AGREEMENT

      THIS TRUST AGREEMENT, dated as of June 17, 2002, is by and among (i)
Union Electric Company, a Missouri corporation (the "Depositor"), (ii) The Bank of New York (Delaware), a Delaware banking corporation, as Delaware trustee (the "Trustee"), and (iii) Jerre E. Birdsong, as administrator (the "Administrator"). The Depositor, the Trustee and the Administrator hereby agree as follows:

      1. The trust created hereby (the "Trust") shall be known as "Union Electric Capital Trust I".

      2. The Depositor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. Such amount shall constitute the initial trust estate. The Trustee hereby declares that it will hold the trust estate for the Depositor subject to the terms hereof.

      3. It is the intention of the parties hereto that the Trust created hereby constitutes a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Sections 3801 et seq. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust.

      4. The Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

      5. The Depositor, the Trustee, the Administrator and others will enter into an amended and restated Trust Agreement, satisfactory to each such party and substantially in the form to be included as an exhibit to the Registration Statement on Form S-3 (the "1933 Act Registration Statement") referred to below, or in such other form as the Depositor, the Trustee, the Administrator and the other parties thereto may approve, to provide for the contemplated operation of the Trust created hereby and the issuance of Trust Preferred Securities and Trust Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustee and the Administrator shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain, prior to such execution and delivery, any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustee and the Administrator may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

      6. The Depositor, the Trustee and the Administrator hereby authorize and direct the Depositor, as the sponsor of the Trust, (i) to file with the Securities and Exchange Commission (the "Commission") and to execute, in the case of the 1933 Act Registration Statement and 1934 Act Registration Statement (as herein defined), on behalf of the Trust, (a) the 1933 Act Registration Statement, including pre-effective or post-effective amendments to such Registration Statement, relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the Trust Preferred Securities of the Trust, (b) any preliminary prospectus or prospectus or supplement thereto relating to the Trust Preferred Securities required to be filed pursuant to Rule 424 under the 1933 Act, and (c) a Registration Statement on Form 8-A or other


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appropriate form (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Trust Preferred Securities of the Trust under Section 12(b) of the Securities Exchange Act of 1934, as amended; (ii) to file with any national securities exchange and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Trust Preferred Securities to be listed on such exchange; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Trust Preferred Securities under the securities or "Blue Sky" laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable; (iv) to execute, deliver and perform letters or documents to, or instruments for filing with, a depository relating to the Trust Preferred Securities; and (v) to execute, deliver and perform on behalf of the Trust, an underwriting agreement with the Depositor and the underwriter or underwriters of the Trust Preferred Securities of the Trust. In the event that any filing referred to in clauses (i) through (iii) above is required by the rules and regulations of the Commission, any national securities exchange or state securities or Blue Sky laws to be executed on behalf of the Trust by the Trustee or the Administrator, the Trustee, in its capacity as a trustee of the Trust, and the Administrator, in its capacity as an administrator of the Trust, are hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Trustee, in its capacity as trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, any national securities exchange or state securities or Blue Sky laws. In connection with all of the foregoing, the Trustee, solely in its capacity as trustee of the Trust, and the Depositor hereby constitute and appoint Jerre E. Birdsong as its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for the Depositor or in the Depositor's name, place and stead, in any and all capacities, to sign any and all amendments (including all pre-effective and post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his respective substitute or substitutes, shall do or cause to be done by virtue hereof.

      7. This Trust Agreement may be executed in one or more counterparts.

      8. The number of trustees initially shall be one (1) and thereafter the number of trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor, who may increase or decrease the number of trustees; provided, however, that, to the extent required by the Business Trust Act, one trustee shall either be a natural person who is a resident of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any trustee at any time. Any trustee may resign upon thirty (30) days' prior written notice to the Depositor.


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      9. The Bank of New York (Delaware), in its capacity as trustee of the
Trust, shall be a trustee of the Trust for the sole purpose of satisfying the requirements of Section 3807(a) of the Business Trust Act.

      10. The Depositor hereby agrees, to the fullest extent permitted by applicable law, to (i) reimburse the Trustee and the Administrator for all reasonable expenses (including reasonable fees and expenses of counsel and other experts) and (ii) indemnify, defend and hold harmless the Trustee and the Administrator and any of the officers, directors, employees and agents of the Trustee or the Administrator (the "Indemnified Persons") from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Depositor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

      11. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).



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      IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Trust Agreement to be duly executed as of the date first written above.


                                    UNION ELECTRIC COMPANY,
                                    as Depositor


                                    By:   /s/ JERRE E. BIRDSONG
                                          ------------------------------
                                          Name:  JERRE E. BIRDSONG
                                          Title: Vice President and Treasurer

                                    THE BANK OF NEW YORK (DELAWARE),
                                    as Delaware trustee


                                    By:   /s/ WILLIAM L. LEWIS
                                          ------------------------------
                                          Name:  WILLIAM L. LEWIS
                                          Title: Senior Vice President

                                    JERRE E. BIRDSONG,
                                    as Administrator

                                    /s/ JERRE E. BIRDSONG
                                    -------------------------------





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